UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

70 Harbour Drive Grand Cayman, Cayman Islands	KY1-1003
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 9, 2008, Transocean Inc. (“Transocean-Cayman”) entered into an Agreement and Plan of Merger (the “Agreement”) with Transocean Ltd., a Swiss corporation and a wholly-owned subsidiary of Transocean-Cayman (“Transocean-Switzerland”), and Transocean Cayman Ltd., a company organized under the laws of the Cayman Islands and a wholly-owned subsidiary of Transocean-Switzerland (“Transocean-Acquisition”), pursuant to which Transocean-Cayman would merge by way of schemes of arrangement under Cayman Islands law (the “Schemes of Arrangement”) with Transocean-Acquisition, with Transocean-Cayman as the surviving company (the “Transaction”). In this Current Report on Form 8-K, we sometimes refer to Transocean-Cayman and Transocean-Switzerland as “we,” “our” or “Transocean.” The Transaction will effectively change the place of incorporation of our parent holding company from the Cayman Islands to Switzerland.

In connection with the Transaction, we also plan to relocate our principal executive offices from the Cayman Islands and Houston, Texas to Geneva, Switzerland. Initially, we expect that 14 of our officers, including our Chief Executive Officer, will be relocated to our new principal executive offices, along with related support staff. We refer to the Transaction and the relocation of our principal executive offices together as the “Redomestication.”

Under the terms of the Schemes of Arrangement, each holder of Transocean-Cayman ordinary shares outstanding immediately before the Transaction will receive one share of Transocean-Switzerland in exchange for each outstanding ordinary share of Transocean-Cayman. As a result of the Transaction, Transocean-Acquisition will cease to exist, and Transocean-Cayman will become a direct wholly-owned subsidiary of Transocean-Switzerland.

Transocean-Switzerland will issue an additional 16 million Transocean-Switzerland shares to Transocean-Cayman in the Transaction for future use to satisfy Transocean-Switzerland’s obligations to deliver shares in connection with awards granted under our incentive plans, warrants or other rights to acquire shares of Transocean-Switzerland. Transocean-Switzerland will assume Transocean-Cayman’s existing obligation to deliver shares under such incentive plans, warrants or other rights.

The Agreement may be amended, modified or supplemented at any time before or after its adoption by the shareholders of Transocean-Cayman. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by Transocean-Cayman shareholders without obtaining that approval.

The board of directors of Transocean-Cayman may terminate the Transaction and abandon the Transaction at any time prior to its effectiveness without obtaining the approval of Transocean-Cayman shareholders.

The foregoing description of the Transaction and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

Also on October 9, 2008, the Board of Directors of Transocean-Switzerland approved the form of an indemnification agreement it expects to enter into with each of its directors and executive officers upon the completion of the Transaction. The agreements will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements will provide that Transocean-Switzerland will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he was acting in the best interest of Transocean-Switzerland and, in addition, with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The agreements will provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors of Transocean-Switzerland or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the board or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Transocean-Switzerland will have the burden of proof in seeking to overcome such presumption. If the board or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements will provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under his agreement.

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement approved by the Board of Directors of Transocean-Switzerland, which is attached hereto as Exhibit 10.1, and is incorporated into this report by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2008, the Executive Compensation Committee of the Board of Directors of Transocean-Cayman approved a relocation package for executive officers who relocate to Switzerland as part of the Redomestication. The relocation package is expected to include, among other things, the following allowances and reimbursements:

•

a lump sum relocation allowance equal to $30,000; temporary housing in Switzerland for up to six months; and standard outbound services, including a “house hunting” trip, tax preparation and financial planning services, home sales assistance, shipment of personal effects and other relocation costs;

•	a housing allowance of CHF 11,000 to 14,000 per month, for five years;
•	a car allowance of CHF 1,000 per month, for five years;
•	a cost of living allowance of 15% of base pay, for five years, capped at a maximum of $75,000 per year;
•	reimbursement or payment of school fees for eligible dependents under age 19; and
•	a home leave allowance equivalent to a full-fare economy round-trip ticket for the employee, spouse and qualifying dependents back to their point of origin which, on average, equates to approximately $21,000 per year per executive and will continue for five years.

The amounts presented above are expected to be reviewed on an annual basis and may be adjusted accordingly based on market conditions.

We will provide tax equalization to the executive officers on the U.S. payroll so that their tax liability will be equal to their “stay at home” tax liability with respect to their base salary, annual bonus and incentive plan awards. Non-U.S. employees may choose, as an alternative to this U.S. tax equalization program, to be personally responsible for Swiss taxes on their base salary, annual bonus and incentive plan awards. The allowances and reimbursements outlined above would be grossed up to cover Swiss taxes and social security payments. Each of the executive officers will be fully reimbursed for any obligation such officer may have to pay Swiss wealth tax.

Item 7.01	Regulation FD Disclosure

On October 9, 2008, Transocean issued a press release announcing that Transocean-Cayman, Transocean-Switzerland and Transocean-Acquisition had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Also on October 9, 2008, Mr. Long sent a letter to all Transocean employees in connection with the Redomestication. A copy of the letter is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

Additionally, furnished as Exhibit 99.3 hereto and incorporated into this Item 7.01 by reference, is a Questions & Answers document, dated October 9, 2008, which has been posted under the Investor Relations section of our website, which may be found at www.deepwater.com. Information on our website or any other website is not incorporated by reference into this report.

The information in Item 7.01 of this report, including Exhibits 99.1, 99.2, and 99.3, is being furnished, not filed. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Transocean under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Transocean that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Transocean.

Forward-Looking Statements

The statements made herein and in the documents incorporated herein by reference regarding the consummation of the Redomestication, benefits, timing and effects of the Redomestication, the relocation package for executive officers, the indemnification agreements to be entered into between Transocean-Switzerland and its directors and executive officers and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such

statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, an inability to realize expected benefits from the Redomestication or the occurrence of difficulties in connection with the Redomestication, an inability to obtain waivers from our lenders in connection with the Transaction, any unanticipated costs in connection with the Redomestication, worldwide demand for oil and gas, oil and gas prices, the level of activity in offshore oil and gas exploration, development and production, exploration success by producers, competition and market conditions in the offshore contract drilling industry, the ability to enter into and the terms of future drilling contracts, risks of international operations and compliance with foreign laws, political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations, the impact of governmental laws and regulations, the adequacy of sources of liquidity, changes in the tax laws, the effect of litigation and contingencies, fluctuations in the value of Transocean shares and other factors discussed in Transocean’s Form 10-K for the year ended December 31, 2007 and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

Important Additional Information Regarding the Redomestication will be Filed with the SEC

In connection with the proposed Redomestication, Transocean will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMESTICATION AND TRANSOCEAN. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Transocean, 4 Greenway Plaza, Houston, Texas 77046, telephone 713-232-7694.

Transocean and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the Redomestication. Information about these persons is set forth in Transocean’s proxy statement relating to its 2008 Annual Meeting of Shareholders, as filed with the SEC on April 2, 2008, and in this report. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Transocean’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Redomestication, which will be filed with the SEC.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 9, 2008, among Transocean Inc., Transocean Ltd. and Transocean Cayman Ltd.
10.1	Form of Indemnification Agreement to be entered into between Transocean Ltd. and each of its Directors and Executive Officers.
99.1	Press Release dated October 9, 2008.
99.2	Letter from Robert Long to the Employees of Transocean dated October 9, 2008.
99.3	Questions & Answers Document dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            TRANSOCEAN INC.

Date: October 9, 2008                                                          By:/s/ Eric B. Brown

Eric B. Brown
Senior Vice President and
General Counsel

Index to Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2008, among Transocean Inc., Transocean Ltd. and Transocean Cayman Ltd.

10.1	Form of Indemnification Agreement to be entered into between Transocean Ltd. and each of its Directors and Executive Officers.

99.1	Press Release dated October 9, 2008.

99.2	Letter from Robert Long to the Employees of Transocean dated October 9, 2008.

99.3	Questions & Answers Document dated October 9, 2008.